CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Bionovo, Inc.

We consent to the incorporation into this registration statement, on Form SB2, Amendment No. 1, (File No. 333-140607) of Bionovo, Inc., of our report dated March 1, 2007 relating to the consolidated balance sheet of Bionovo, Inc., as of December 31, 2006 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2006 and 2005.

/s/ PMB Helin Donovan, LLP
PMB Helin Donovan, LLP

San Francisco, California

May 10, 2007